UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

NTS MORTGAGE INCOME FUND
(Exact name of registrant as specified in its charter)

Delaware	0-18550	61-1146077
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On February 17, 2009, NTS Mortgage Income Fund (the “Fund”) and its wholly-owned subsidiary, NTS/Virginia Development Company, executed two additional promissory notes consistent with the terms set forth in a letter (the “Deferral/Advancements Letter”) dated December 24, 2008 from Residential Management Company, a Kentucky corporation (“Residential”), and NTS Development Company, a Kentucky corporation (“Devco” and, collectively with Residential, “NTS”). In the letter NTS agreed to defer payment of amounts due from the Fund, or its subsidiaries, as of December 31, 2008 and to make advances to the Fund through December 31, 2009 to cover shortfalls in expenses, except for certain principal repayments due National City Bank and any further prepayments which may be requested by National City Bank. Pursuant to the Deferral/Advancements Letter NTS may request deferrals and advances be evidenced by interest bearing promissory notes, so long as the interest rate charged is equal to NTS’ cost of funds.

        Devco evidenced an advance to the Fund in the amount of Eighteen Thousand Two Hundred Thirty and 65/00 Dollars ($18,230.65) with a promissory note dated as of February 1, 2009. The advance was to cover payroll and related overhead expenses for the Fund occurring in January 2009. The note has an interest rate of one month LIBOR plus one and three-quarters percent (1¾ %) per annum. Interest is due monthly and the note matures on December 31, 2009.

        Residential evidenced an advance to NTS/Virginia Development Company, a Virginia corporation (“NTS/Virginia”), in the amount of One Hundred Forty Nine Thousand One Hundred Sixteen and 37/00 Dollars ($149,116.37) with a promissory note dated as of February 1, 2009. The advance was to cover payroll and related overhead expenses for NTS/Virginia occurring in January 2009. The note has an interest rate of one month LIBOR plus one and three-quarters percent (1¾ %) per annum. Interest is due monthly and the note matures on December 31, 2009.

        Based on the Fund’s current budget it is unlikely that the Fund will generate sufficient revenues to be able to repay the promissory notes, in full, when due. The Fund intends to seek an extension or renegotiation of the unpaid balances on the promissory notes prior to their maturity. There can be no assurance that an extension or renegotiation of any of the promissory notes will be achieved prior to their maturity, or at all.

        Copies of the executed documentation are attached to this current report on Form 8-K as Exhibits 10.1 – 10.2 and are incorporated in their entirety in this Item 1.01 disclosure by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
10.1	Promissory Note dated as of February 1, 2009 made by NTS Mortgage Income Fund payable to NTS Development Company
10.2	Promissory Note dated as of February 1, 2009 made by NTS/Virginia Development Company payable to Residential Management Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS MORTGAGE INCOME FUND

By:	Gregory A. Wells
Its:	Chief Financial Officer

Date:	February 17, 2009

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